UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 10, 2003

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28305
(Commission File Number)

91-1880015
(IRS Employer Identification No.)

Suite 600, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices and Zip Code)

604.646.5614
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On February 10, 2003, Fairchild International Corporation entered into a participation agreement with Patch Energy Inc., a private British Columbia company, in order to earn a partial interest in a further 10 well drill program.

Pursuant to the terms of a farmout and joint operating agreement dated May 1, 2002 (the "Farmout Agreement") between True Energy Inc., Patch Energy Inc. and Arsenal Energy Inc., Patch has the right to earn a 12.5% interest (the "Interest") in the Farmout Lands (as defined in the Farmout Agreement). The parties to the Farmout Agreement are proposing to carry out a further 10 well drill program (the "Second Program") and Fairchild is desirous of earning a 1.75% interest in the Second Program, being a one-sixth share of the Interest in the Second Program in consideration of incurring an equal percentage of the costs associated with the Second Program.

Fairchild intends to fund its share of the costs associated with the Second Program from working capital.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

(10) Material Contracts

10.1 Participation Agreement dated February 10, 2003, between Fairchild International Corporation and Patch Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL CORPORATION

/s/ George Tsafalas
______________________________
By: George Tsafalas, President

Date: February 12, 2003